Exhibit 1(a)

PRICING AGREEMENT

December 14, 2006

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 19, 2006, (the “Underwriting Agreement”), between the Company, on the one hand, and you, as a party which is a signatory or deemed to be a signatory to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriter named in Schedule I hereto (the “Underwriter”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement (it being understood that each representation and warranty in Section 2 of the Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities). Each reference to the Representative or Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including, for the avoidance of doubt, a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

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If the foregoing is in accordance with your understanding, please sign and return to the Underwriter five counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

WAL-MART STORES, INC.

By:	/s/ Rick W. Brazile
Name:	Rick W. Brazile
Title:	Vice President, Finance & Planning

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Accepted as of the date hereof:

LEHMAN BROTHERS INC.

By:	/s/ Allen B. Cutler
Name:	Allen B. Cutler
Title:	Managing Director

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SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Lehman Brothers Inc.	$1,500,000,000

TOTAL	$1,500,000,000

Schedule I - Page 1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

Floating Rate Notes Due 2008 (the “Designated Securities”).

AGGREGATE PRINCIPAL AMOUNT:

$1,500,000,000 of the Designated Securities.

PRICE TO PUBLIC:

The Underwriter shall offer the Designated Securities to the public from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale.

PURCHASE PRICE TO UNDERWRITER:

100.0% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 21, 2006.

INDENTURE:

Indenture dated as of July 19, 2005, between the Company and The Bank of New York Trust Company, N.A., as Trustee, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and The Bank of New York Trust Company, N.A., as Trustee.

MATURITY:

June 16, 2008.

INTEREST RATE:

Three-Month LIBOR (determined as set forth in the Company’s Prospectus dated December 21, 2005 (the “Base Prospectus”)) minus 10 basis points (0.10%).

Accrued and unpaid interest shall be payable quarterly in arrears and shall be calculated on the basis of the actual number of days during the relevant interest period and a 360-day year.

In addition, the Company shall pay Additional Amounts to holders of the Designated Securities as and to the extent set forth under the caption “Description of the Debt Securities—Payment of Additional Amounts” in the Base Prospectus.

Schedule II - Page 1

INTEREST PAYMENT DATES:

March 16, June 16, September 16 and December 16 of each year, commencing on March 16, 2007.

INTEREST PAYMENT RECORD DATES:

The fifteenth day next preceding the applicable Interest Payment Date.

INTEREST DETERMINATION DATES:

Quarterly, on the second London business day prior to each Interest Payment Date, except that the Initial Interest Determination Date shall be December 19, 2006.

REDEMPTION PROVISIONS:

No redemption provisions, except that the Company may, at its option, redeem the Designated Securities upon the occurrence of certain events relating to U.S. taxation as described under the caption “Description of the Debt Securities—Redemption upon Tax Event” in the Base Prospectus and under the caption “Description of the Notes–Redemption upon Tax Event” in the Prospectus Supplement dated the date hereof relating to the Designated Securities (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

SINKING FUND PROVISIONS:

None.

OTHER PROVISIONS:

As to be set forth in the Prospectus.

TIME OF DELIVERY:

10:00 a.m. (New York City time), December 21, 2006.

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESS OF REPRESENTATIVE:

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Schedule II - Page 2

ADDRESS FOR NOTICES:

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

APPLICABLE TIME

(For purposes of Sections 2(d) and 8(c) of the Underwriting Agreement):

10:30 a.m. (New York City time), December 14, 2006.

LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

Final Term Sheet, dated December 14, 2006, substantially in the form of Annex I hereto.

OTHER MATTERS:

(A)	The Underwriter represents and agrees that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Designated Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Designated Securities to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive. The expression an “offer of the Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Schedule II - Page 3

(B)	The Underwriter hereby represents and agrees that: (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business, and it has not offered or sold and will not offer or sell the Designated Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Designated Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) by the Company; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

(C)	The Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, any Designated Securities by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Designated Securities may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

(D)	The Designated Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”), and the Underwriter hereby represents and agrees that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(E)	The Underwriter hereby represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or

Schedule II - Page 4

be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Designated Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Designated Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(F)	The Underwriter hereby represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Designated Securities directly or indirectly or distribute the Prospectus or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on it except as set forth in the Underwriting Agreement and the Pricing Agreement.

(G)	The Underwriter hereby confirms and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriter specifically for inclusion in the Prospectus Supplement is as follows:

(1)	the name of the Underwriter on the front and back cover pages of the Prospectus Supplement; and

(2)	the fourth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriter.

Schedule II - Page 5

ANNEX I

FINAL TERM SHEET

Dated December 14, 2006

WAL-MART STORES, INC.

$1,500,000,000 Floating Rate Notes Due 2008

Name of Issuer:	Wal-Mart Stores, Inc.

Title of Securities:	Floating Rate Notes Due 2008

Aggregate Principal Amount:	$1,500,000,000

Issue Price (Price to Public):	Varying prices to be determined at the time of each sale

Maturity:	June 16, 2008

Coupon (Interest Rate):	Three-Month LIBOR Telerate minus 10 basis points (0.10%).

Interest Payment Dates:	March 16, June 16, September 16 and December 16 of each year, commencing on March 16, 2007

Interest Payment Record Dates:	The fifteenth day next preceding the applicable Interest Payment Date.

Interest Determination Dates:	Quarterly, on the second London business day prior to each Interest Payment Date, except that the Initial Interest Determination Date shall be December 19, 2006.

Day Count Convention:	Actual/360

Redemption Provisions:	No redemption provisions, except that Wal-Mart may, at its option, redeem the Notes upon the occurrence of certain events relating to U.S. taxation.

Sinking Fund Provisions:	None

Denominations:	$100,000/$1,000

Other Provisions:	None

Legal Format:	SEC Registered

Proceeds to Wal-Mart:	$1,500,000,000

Settlement Date:	T + 5 days; December 21, 2006

Annex I - Page 1

Book-Running Manager:	Lehman Brothers Inc.

CUSIP: •

ISIN: •

Ratings: Ratings for Wal-Mart’s Long-term debt securities: S&P, AA; Moody’s, Aa2; Fitch, AA; and Dominion, AA.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The offer and sale of the Notes to which this final term sheet relates have been registered by Wal-Mart Stores, Inc. by means of a registration statement on Form S-3 (SEC File No. 333-130569).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847.

Annex I - Page 2